Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

of

STOCKER & YALE, INC.

ARTICLE I

Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held each year on the first Tuesday in May at the place and time determined by the Board of Directors. If no date for the annual meeting is established or said meeting is not held on the established date as provided above, a special meeting in lieu thereof may be held, or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting.

The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the Chairman of the Board.

2. Special Meetings. Special meetings of stockholders may be called at any time only by the Chairman of the Board or by the affirmative vote of a majority of the Directors then in office and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least fifty percent in interest of the outstanding capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, time and purposes of the meeting.

3. Notice of Meetings; Adjournments. A written notice of all annual and special meetings of stockholders stating the time, date, place and purposes of such meetings shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat or to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice by mailing it addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid. When any stockholders’ meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time, date or place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the time, date and place to which the meeting is adjourned. A written waiver of notice, executed before or after a meeting by a stockholder or by an authorized attorney of a stockholder and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

The Chairman of the Board shall preside at all stockholder meetings and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 4 of this Article I.

4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum at a meeting of stockholders; but if a less than a quorum is present at a meeting, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

7. Action without Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE II

Directors

1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Election and Qualification. The stockholders at each annual meeting shall fix the number of Directors (which shall be not less than three or less than the number of stockholders, if less than three) and elect the number of Directors so fixed. No Director need be a stockholder.

3. Vacancies; Reduction of Board. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders or by the affirmative vote of a majority of the Board of Directors. In lieu of filling any such vacancy the stockholders or the Board of Directors may reduce the number of Directors, but not to a number less than three or less than the number of stockholders, if less than three.

4. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6. Removal. A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, designating the time, date and place thereof.

8. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or if there be no Secretary or Assistant Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

9. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

11. Action by Consent. Any action to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

12. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

Officers

1. Enumeration. The officers of the corporation shall consist of a Chairman of the Board, a President, a Treasurer, a Clerk, and such other officers, including without limitation, a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may determine.

2. Election. The Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

4. Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-laws, the Chairman of the Board, President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are elected and qualified; all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, or for such shorter term as the Board of Directors may fix at the time such officers are elected. The Chairman of the Board may resign at any time by written notice to the Board of Directors or the Clerk. Any other officer may resign at any time by written notice to the Chairman of the Board or the Clerk. Such resignation shall be effective upon receipt unless the resignation otherwise provides. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article III.

5. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office. Any such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved. Any officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

6. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

8. Chief Executive Officer. The Chairman of the Board shall be the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the corporation’s business.

9. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the stockholders. If a Chairman of the Board is absent, the President shall preside at all meetings of the Board of Directors and all meetings of the stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

10. The President. The President shall have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

11. Vice Presidents, Treasurer and Other Officers. Any Vice President (including any Executive Vice President, Senior Vice President and Assistant Vice President), the Treasurer and any other Officers whose powers and duties are not otherwise specifically provided for herein shall have such powers and shall perform such duties as the Chief Executive Officer may from time to time designate.

12. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

13. Secretary and Assistant Secretaries. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, any Assistant Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

14. Other Powers and Duties. Subject to these By-laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Chief Executive Officer.

ARTICLE IV

Capital Stock

1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

3. Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

4. Record Date. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

6. Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services, expenses or a note or debt, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock. The Board of Directors may delegate some or all of its authority under this Section to one or more committees of Directors.

7. Restrictions on Transfer. The Corporation shall not register any transfer of shares of its Common Stock unless such transfer is made in accordance with the provisions of the Securities Act of 1933, as amended, including Regulation S promulgated thereunder.

ARTICLE V

Indemnification

1. Definitions. For purposes of this Article

(a) A “Director” or “Officer” means any person serving as a director of the corporation or in any other office filled by appointment or election by the directors or the stockholders and also includes (i) a Director or Officer of the corporation serving at the request of the corporation as a director, officer, employee, trustee, partner or other agent of another organization, and (ii) any person who formerly served as a Director or Officer;

(b) “Expenses” means (i) all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred in defense of a Proceeding, in being a witness in a Proceeding, or in successfully seeking indemnification under this Article, (ii) such expenses incurred in connection with a Proceeding initiated by a Director or Officer as may be approved by the Board of Directors, and (iii) any judgments, awards, fines or penalties paid by a Director or Officer in connection with a Proceeding or reasonable amounts paid in settlement of a Proceeding; and

(c) A “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a Proceeding.

2. Right to Indemnification. Except as limited by law, the corporation shall indemnify its Directors and Officers against all Expenses incurred by them in connection with any Proceedings in which they are involved as a result of their service as a Director or Officer, except that (i) no indemnification shall be provided for any Director or Officer regarding a matter as to which it shall be determined pursuant to Section 5 of this Article or adjudicated that he did not act in good faith and in the reasonable belief that his action was in the best interests of the corporation, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful, and (ii) no indemnification shall be provided for any Director or Officer with respect to any Proceeding by or in the right of the corporation or alleging that a Director or Officer received an improper personal benefit if he is adjudged liable to the corporation in such Proceeding or, in the absence of such an adjudication, if he is determined to be ineligible for indemnification under the circumstances pursuant to Section 5 of this Article; provided, however, that indemnification of Expenses incurred by a Director or Officer in successfully defending a Proceeding alleging that he received an improper personal benefit as a result of his status as such may be paid if and to the extent authorized by the Board of Directors.

3. Settled Proceedings. If a Proceeding is compromised or settled in a manner which imposes any liability or obligation upon a Director or Officer, (i) no indemnification shall be provided to him with respect to a Proceeding by or in the right of the corporation unless a court having jurisdiction determines that indemnification is reasonable and proper under the circumstances, and (ii) no indemnification shall be provided to him with respect to any other type of Proceeding if it is determined pursuant to Section 5 of this Article on the basis of the circumstances known at that time (without further investigation) that said Director or Officer is ineligible for indemnification.

4. Advance Payments. Except as limited by law, Expenses incurred by a Director or Officer in defending any Proceeding, including a Proceeding by or in the right of the corporation, shall be paid by the corporation to said Director or Officer in advance of final disposition of the Proceeding upon receipt of his written undertaking to repay such amount if he is determined pursuant to Section 5 of this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such person to make repayment; provided, however, that no such advance payment of Expenses shall be made if it is determined pursuant to Section 5 of this Article on the basis of the circumstances known at that time (without further investigation) that said Director or Officer is ineligible for indemnification.

5. Determinations; Payments. The determination of whether a Director or Officer is eligible or ineligible for indemnification under this Article shall be made in each instance by (a) a majority of the Directors or a committee thereof who are not parties to the Proceeding in question, (b) independent legal counsel appointed by a majority of such Directors, or if there are none, by a majority of the Directors in office, or (c) a majority vote of the stockholders who are not parties to the Proceeding in question. Notwithstanding the foregoing, a court having jurisdiction (which need not be the court in which the Proceeding in question was brought) may grant or deny indemnification in each instance under the provisions of law and this Article. The corporation shall be obliged to pay indemnification applied for by a Director or Officer unless there is an adverse determination (as provided above) within 45 days after the application. If indemnification is denied, the applicant may seek an independent determination of his right to indemnification by a court, and in such event the corporation shall have the burden of proving that the applicant was ineligible for indemnification under this Article.

6. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent, employee, director or officer against any liability or cost incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability or cost.

7. Responsibility With Respect to Employee Benefit Plan. If the corporation or any of its Directors or Officers sponsors or undertakes any responsibility as a fiduciary with respect to an employee benefit plan, then for purposes of indemnification of such persons under this Article (i) a “Director” or “Officer” shall be deemed to include any Director or Officer of the corporation who serves at its request in any capacity with respect to said plan, (ii) such Director or Officer shall not be deemed to have failed to act in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of the participants or beneficiaries of said plan, and (iii) “Expenses” shall be deemed to include any taxes or penalties imposed on such Director or Officer with respect to said plan under applicable law.

8. Heirs and Personal Representatives. The indemnification provided by this Article shall inure to the benefit of the heirs and personal representatives of a Director or Officer.

9. Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the corporation to indemnify its Directors or Officers to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. In addition, the corporation shall have power to indemnify any of its agents or employees who are not Directors or Officers on any terms not prohibited by law which it deems to be appropriate. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

10. Amendment. The provisions of this Article may be amended or repealed by the stockholders only; however, no amendment or repeal of such provisions which adversely affects the rights of a Director or Officer under this Article with respect to his acts or omissions at any time prior to such amendment or repeal, shall apply to him without his consent.

ARTICLE VI

Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the twelve months ending December 31.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the corporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the corporation in the ordinary course of its business without Director action, may be executed on behalf of the corporation by the Chairman of the Board, the President or the Treasurer.

4. Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the President or the Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

6. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

7. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

8. Amendments. The power to make, amend or repeal By-laws shall be in the stockholders, provided, however, that the Directors may make, amend or repeal the By-laws (other than the provisions of Article V or of this Section 8 of this Article VI) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any amendment or repeal of these By-laws by the Directors and any By-law adopted by the Directors may be amended or repealed by the stockholders.